Exhibit 1.01




                                    TERMS AGREEMENT



                                           March 14, 1995



             Commercial Credit Company
             300 St. Paul Place
             Baltimore, Maryland 21202

             Attention:  Chief Financial Officer
                         -----------------------

             Dear Sirs:

                       We understand that Commercial Credit Company, a
             Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase the Securities at 99.141% of the aggregate principal amount thereof, plus accrued interest from March 15, 1995 to the date of payment and delivery. The Closing Date shall be March 21, 1995, at 8:30 A.M. at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019-6092.

                       The Securities shall have the following terms:

                  Title:              7-3/8% Notes Due March 15, 2002
                  Maturity:           March 15, 2002
                  Interest Rate:      7-3/8% per annum
                  Interest Payment
                    Dates:            March 15 and September 15,
                                      commencing September 15, 1995
                  Initial Price to
                    Public:           99.441% of the principal amount
                                      thereof, plus accrued interest from
                                      March 15, 1995 to the date of
                                      payment and delivery
                  Redemption
                    Provisions:       The Securities are not redeemable
                                      by the Company prior to maturity.



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                  Additional terms:   The Regular Record Dates are
                                      February 28 and August 31.  The
                                      Securities shall be issuable as
                                      Registered Securities only.  The
                                      Securities will be initially
                                      represented by one or more global
                                      Securities registered in the name
                                      of The Depository Trust Company
                                      ("DTC") or its nominee.  Beneficial
                                      interests in the Securities will be
                                      shown on, and transfers thereof
                                      will be effected only through,
                                      records maintained by DTC and its
                                      participants.  Owners of beneficial
                                      interests in Securities will be
                                      entitled to physical delivery of
                                      Securities in certificated form
                                      only under the limited
                                      circumstances described in the
                                      Company's Prospectus Supplement
                                      dated March 14, 1995.  Principal
                                      and interest on the Securities
                                      shall be payable in United States
                                      dollars.  The provisions of Section
                                      403 of the Indenture relating to
                                      defeasance shall apply to the
                                      Securities.

                       All the provisions contained in the document
             entitled "Commercial Credit Company-Debt Securities-Underwriting Agreement Basic Provisions" and dated November 28, 1989 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

                       Basic Provisions varied with respect to this Terms
             Agreement: (a) Immediately prior to the first parenthesis in the fourth sentence of the first paragraph, add the following: ", as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto"; (b) In the first line of Section 2(a), delete "(33-28723)" and insert in lieu thereof "(33-56553)" and any reference in the Basic Provisions to a registration statement shall be deemed a reference to such registration statement on Form S-3; (c) In the fifth line of the third paragraph of Section 3, delete the phrase "New York Clearing House (next day)" and insert in lieu thereof "federal or other same day"; and (d) in the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global".


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


                       The Underwriters hereby agree in connection with
             the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc.

                       Charles O. Prince, III, Esq. is counsel to the
             Company.  Dewey Ballantine is counsel to the Underwriters.

                       The Securities will be made available for checking
             and packaging at the designated office of Citibank, N.A. at least 24 hours prior to the Closing Date.


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


                       Please accept this offer no later than 9:00
             o'clock P.M. on March 14, 1995, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

                       "We hereby accept your offer, set forth in the
             Terms Agreement, dated March 14, 1995, to purchase the Securities on the terms set forth therein."

                                           Very truly yours,

                                           CS FIRST BOSTON CORPORATION
                                           CHASE SECURITIES, INC.
                                           BA SECURITIES, INC.
                                           CHEMICAL SECURITIES INC.
                                           CITICORP SECURITIES, INC.
                                           UBS SECURITIES INC.

                                           By: CS FIRST BOSTON
                                           CORPORATION



                                               By:     /s/ Robert A. Hansen
                                                   ------------------------
                                                    Name:  Robert A. Hansen
                                                    Title: Vice President




             ACCEPTED:

             COMMERCIAL CREDIT COMPANY



             By:   /s/ Firoz B. Tarapore
                 -------------------------
                 Name:  Firoz B. Tarapore
                 Title: Vice President and
                        Assistant Treasurer




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






             Underwriter                             Principal Amount
             -----------                             ----------------


             CS First Boston Corporation                  $50,000,000

             Chase Securities, Inc.                        50,000,000

             BA Securities, Inc.                           25,000,000

             Chemical Securities Inc.                      25,000,000

             Citicorp Securities, Inc.                     25,000,000

             UBS Securities Inc.                           25,000,000




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